Exhibit 23(a)-Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 30, 2009 relating to the financial statements, which appears in PHL Variable Insurance Company’s Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Hartford, Connecticut

August 14, 2009